Exhibit 10.2

NON-COMPETITION AGREEMENT

AGREEMENT made this ____ day of May, 2005, by and between Lippert Components Manufacturing, Inc., a Delaware corporation (the “Company”), and William P. Banks (“WPB”).

W I T N E S S E T H :

WHEREAS, pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated the date hereof, to which the Company, Banks Corporation (“Banks”) and WPB are parties, the Company acquired the assets, liabilities and business (the “Acquisition”) of the Venture Welding business (the “Business”) of Banks (capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement); and

WHEREAS, WPB is a principal shareholder of Banks and has had extensive experience with the Business to be conducted by the Company, and

WHEREAS, as an additional inducement for the Company to enter into the Purchase Agreement and consummate the Acquisition, WPB has agreed to certain restrictions on his ability to compete with the Company, and the Company informed WPB that it would not consummate the Acquisition unless WPB entered into this Agreement with the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and subject to the conditions hereinafter set forth, it is agreed as follows:

1.	Term

This Agreement shall continue for the term (the “Term”) commencing on the date hereof and ending on the third (3rd) anniversary of the date hereof.

2.	Non-Competition – Corporate Property

2.1        During the Term, WPB will not, directly or indirectly, (A) undertake to perform services for, or render services to, or have any financial interest in, any business competitive to that of the Business. For the purpose hereof, a business shall be deemed competitive if it (i) is conducted in any geographic or market area in which the Company or its affiliates is conducting the Business during the period covered by this Section 2.1 and (ii) involves the development, design, manufacture, marketing, or sale of any products or services developed, under development, designed, manufactured, sold or offered for sale by the Business on the date hereof, or any products or services substantially similar thereto, or derived from, such products or services; and WPB shall be deemed directly or indirectly to engage in such business if he participates in such business, or in any entity engaged in or which owns, such business, as an officer, director, employee, consultant, partner, individual proprietor, manager, or as an investor who has made any loans, contributed to capital stock or purchased any stock; provided, however, that nothing contained herein shall prohibit WPB from investing in securities if such class of securities in which the investment is made is listed on a national securities exchange or is of a company registered under Section 12(g) of the Securities Exchange Act of 1934, and if

such investment does not exceed five (5%) of the issued and outstanding securities of the class of securities in which the investment is made; or (B) solicit any customer of the Business with respect to any products or services sold or offered by the Business.

2.2              WPB will not, at any time, (A) utilize the name “Venture Welding”, or utilize or divulge proprietary information (including, without limitation, all production methods, technology, manufacturing processes, customer lists, distribution methods, sales methods, technical data, know-how and trade secrets whether or not any of the foregoing are commonly regarded as proprietary information) or any patents, trademarks or other Intellectual Properties purchased pursuant to the Purchase Agreement including, but not limited to, that relating to the cold camber process and the floor frame assembly; or (B) directly or indirectly, engage in the development, design, manufacture, or sale of frames or chassis for manufactured homes, modular homes, park units, and commercial offices (the “Restricted Business”).

2.3              WPB will not (A) for a period of one (1) year from the date hereof, permit any other person or entity to engage in the Restricted Business on any property owned by WPB or his affiliates on the date hereof; or (B) for a period of two (2) years from the date hereof, employ or solicit for employment any employee of the Company or of the Business who was employed by the Company after the date hereof; provided, however, that WPB shall be permitted to (i) retain as an employee any employee of the Business who is not employed, or offered employment, by the Company or who decline’s the Company’s offer of employment including, but not limited to, John Hughes and Brian Elias, and (ii) employ any employee of the Business who responds to a general solicitation of employment if such employee was not directly solicited by, or on behalf of, Seller; provided, however, that employment of any such employee by WPB pursuant to clause (i) or (ii) of this Section 2.3 shall be in all respects in compliance with the restrictions contained in this Section 2.

2.4              WPB agrees that all products, packaging, inventions, designs, creations, ideas, techniques, methods, or any portions thereof, or any improvements or modifications thereon, or any know-how or procedures related thereto, which relate to any products or services sold or offered by the Business or the Purchased Assets, conceived, invented, discovered or executed by WPB prior to the date hereof whether or not marketed or utilized by Banks, shall be the sole and exclusive property of the Company, without additional compensation payable therefor, and have not been, and will not be, divulged, published, revealed or made available to any person, firm, association, corporation or other entity, and by these presents WPB hereby assigns to the Company any and all right, title and interest he has, or may have, therein. WPB has not retained copies of any documents, plans or papers evidencing any of the foregoing.

2.5              WPB acknowledges that his agreements and undertaking contained herein are valuable and unique and that in the event of a breach, or threatened breach, by any of them of the terms hereof, the Company will not have an adequate remedy at law. Therefore, in the event of such breach or threatened breach, in addition to any other remedies the Company may have, it shall be entitled to injunctive relief to enforce the provisions, or assert its rights pursuant to, this Agreement.

3.	Consideration-Employment

3.1              As consideration for WPB’s agreement and undertakings contained herein WPB acknowledges receipt of compensation in the amount of One Hundred Thousand ($100,000) Dollars.

3.2              Nothing contained in this Agreement shall create, or be deemed to create, any agreement or obligation (i) of the Company to employ WPB or (ii) of WPB to be employed by the Company.

4.	Additional Provisions

4.1              If any of the provisions of this Agreement is found or deemed by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be considered severable from the remainder of this Agreement and shall not cause the remainder to be invalid or unenforceable. The Agreement shall to the extent possible be interpreted to achieve the intent of the parties. This Agreement cannot be modified except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

4.2              All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by telecopy or after dispatch by recognized overnight carrier or express mail service or certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made.

If to the Company: Lippert Components Manufacturing, Inc.
2766 College Avenue
Goshen, IN 56528
Attn: Jason D. Lippert
President and Chief Executive Officer
Fax: (574) 535-2091

-copy to-

Drew Industries Incorporated
200 Mamaroneck Avenue
White Plains, New York 10601
Attn: Harvey F. Milman
Vice President – Chief Legal Officer
Fax: (914) 428-4581

If to WPB: William P. Banks ________________________________ ________________________________ ________________________________

Fax: (574) 389-5402

-copy to-

Lane & Waterman LLP
220 N. Main St., Ste. 600
Davenport, IA 52801
Phone: (563) 333-6608
Attention: C.D. Waterman, III, Esq.
Fax: (563) 324-1616

4.3              This Agreement constitutes the whole Agreement between the parties, and there are no terms other than those contained herein. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto, and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto, or by a writing signed by the parties hereto.

4.4              This Agreement shall inure to the benefit of and be binding, upon the Company, its successors and assigns, and the Executive, his heirs, executors, administrators and legal representatives.

4.5              In any proceeding arising out of or involving a dispute or disagreement with respect to this Agreement, the prevailing party (on the merits, by motion, or otherwise) shall be entitled to be. reimbursed by the other party for all legal fees and expenses incurred in connection with such proceeding.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer, and WPB has hereunto set his hand the day and year first above written.

ATTEST:	LIPPERT COMPONENTS MANUFACTURING, INC. By:______________________________________

WITNESS:	____________________________________ William P. Banks